Exhibit 32.01

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350, as adopted), Giri Devanur, the President and Chief Executive Officer of AMERI Holdings, Inc. (the "Company"), and Brunda Jagannath, the VP Finance of the Company, each hereby certifies that, to the best of his or her knowledge:

The Company's Quarterly Report on Form 10-Q for the period ended September 30, 2015, to which this Certification is attached as Exhibit 32 (the "Periodic Report"), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and the information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 23, 2015	/s/ Giri Devanur
Giri Devanur
President and Chief Executive Officer ( Principal Executive Officer )

Date: November 23, 2015	/s/ Brunda Jagannath
Brunda Jagannath
VP Finance ( Principal Financial and Accounting Officer )

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.